                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                AMRESCO, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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
                                 AMRESCO, INC.
                        700 N. PEARL STREET, SUITE 2400
                              DALLAS, TEXAS 75201

                                                                  April 18, 1997


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of AMRESCO, INC. to be held on the 17th floor of the Plaza of the Americas, 700
N. Pearl Street, Dallas, Texas, on Wednesday, May 28, 1997, at 10:00 a.m., Central Time.

         The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes (i) the election of three (3) directors for a three year term, (ii) the amendment of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 150,000,000, (iii) the adoption of the AMRESCO, INC. 1997 Stock Option and Award Plan pursuant to which up to 3,000,000 shares of the Company's Common Stock would be available for issuance and (iv) the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1997.

         The Board of Directors believes that an increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders because it would provide greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital or to facilitate possible future acquisitions. The Board of Directors also believes that adoption of the 1997 Stock Option and Award Plan is in the best interests of the Company and its stockholders. The continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors. The Board of Directors believes that the stock options and other awards which would be available for issuance under such plan would enhance that ability and provide motivation to such individuals to advance the interests of the Company and its stockholders. The Board of Directors believes that, due to the limited number of shares of Common Stock that currently remain available under existing stock option and award plans of the Company, adoption of the 1997 Stock Option and Award Plan is necessary to facilitate the Company's growth. Due to the important role of independent auditors, the Board of Directors is also seeking stockholder approval of the appointment of Deloitte & Touche LLP as independent public accountants for the year 1997.

         The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "for" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         Please sign, date and return the enclosed proxy without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

Sincerely,



/s/ ROBERT H. LUTZ, JR

Robert H. Lutz, Jr.
Chairman of the Board

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 28, 1997

                              -----------------


TO THE STOCKHOLDERS OF AMRESCO, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AMRESCO, INC. (the "Company") will be held on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on Wednesday, May 28, 1997, at 10:00 a.m., Central Time, for considering and acting upon:

         1.      The election of three (3) directors for a three-year term;

         2. A proposal to amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 150,000,000;

         3. A proposal to adopt the AMRESCO, INC. 1997 Stock Option and Award Plan pursuant to which up to 3,000,000 shares of the Company's Common Stock would be available for issuance;

         4. The appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1997; and

         5. To transact such other business as may properly come before the Annual Meeting.

         Only stockholders of record at the close of business on April 2, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder during ordinary business hours at the offices of the Company, 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

         Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 is enclosed.


                                           By Order of the Board of Directors

                                           /s/  KEITH L. BLACKWELL
                                           L. Keith Blackwell
                                           Vice President, General Counsel and
                                           Secretary
Dallas, Texas

April 18, 1997

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                AMRESCO, INC.
                               PROXY STATEMENT

                               --------------

                                INTRODUCTION

         This Proxy Statement is furnished to stockholders of AMRESCO, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, on May 28, 1997, on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas (the "Annual Meeting"), and at any adjournment(s) thereof. The Annual Meeting is being held for the purpose of considering and acting upon:

         (1)     The election of three (3) directors for a three-year term;

         (2) A proposal to amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 150,000,000;

         (3) A proposal to adopt the AMRESCO, INC. 1997 Stock Option and Award Plan pursuant to which up to 3,000,000 shares of the Company's Common Stock would be available for issuance;

         (4) The appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1997; and

         (5) To transact such other business as may properly come before the Annual Meeting.


         The date of this Proxy Statement is April 18, 1997. This Proxy Statement is first being mailed to the Company's stockholders on or about such date.


         The Company's principal offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Its telephone number is (214) 953-7700.


VOTING AT THE MEETING

         Only holders of record of the Company's common stock, par value $.05 per share (the "Common Stock"), outstanding at the close of business on April 2, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. As of the close of business on the Record Date, 35,993,714 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding shares of Common Stock are based on such number of shares outstanding. Each share of Common Stock is entitled to one (1) vote.

         The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.


         Approval of the proposal to elect the three (3) nominees for director listed herein requires the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Votes may be cast in favor or withheld with respect to such proposal. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting will be required to approve the proposals to amend the Company's Restated Certificate of Incorporation, to adopt the AMRESCO, INC. 1997 Stock Option and Award Plan, the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1997 and any other proposals that properly come before the Annual Meeting. Abstentions and broker non-votes will have no effect (other than for quorum purposes) on the election of the nominees for director. Abstentions on any other proposal will have the same effect as a vote against such proposal; however, a broker non-vote with respect to any such proposal will have no effect. An automated system administered by the Company's transfer agent will tabulate the votes cast.

         All shares of Common Stock represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted "for" (i) the election of the three (3) persons named under "Election of Directors" as the Class I directors of the Company; (ii) the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 150,000,000;
(iii) the proposal to adopt the AMRESCO, INC. 1997 Stock Option and Award Plan pursuant to which up to 3,000,000 shares of the Company's Common Stock would be available for issuance; (iv) the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year 1997; and (v) at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting. The Company does not know of any matters, other than those described in the Notice of Annual Meeting of Stockholders, which will come before the Annual Meeting.


         A stockholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by (i) executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or (iii) appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: AMRESCO, INC., 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, Attention: Secretary.



PROXY SOLICITATION EXPENSES

         The Company will bear the cost of soliciting its proxies, including the expenses of distributing its proxy materials. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers, employees and agents of the Company who will receive no additional compensation for doing so. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of the Common Stock held by them as stockholders of record.


                       PROPOSAL I--ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS

         At the Annual Meeting, stockholders will be asked to elect three (3) Class I directors to serve as members of the Company's Board of Directors for terms of three (3) years or until their successors are duly elected and qualified. The Board of Directors recommends that the three (3) nominees named as Class I Directors below (Messrs. Adair, McDonough and Schnitzer) be elected to serve as Class I directors. Each of the Class I nominees will serve as a director for a three (3) year term ending at the annual meeting of stockholders for 2000, or until his successor has been duly elected and qualified. The persons named in the proxy intend to vote the proxies for the election of the Class I nominees named below. If any nominee refuses or becomes unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person as may be nominated.

         The following table sets forth certain information, as of March 31, 1997, concerning each nominee for election as a Class I director and each other director. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any of the directors, nor between any of them and any executive officers of the Company. For information concerning the directors' ownership of Common Stock, see OWNERSHIP OF SECURITIES.

         The Class II and Class III directors are not being elected at this time. Their terms will expire at the annual meeting of stockholders held in the year indicated below.

                                 Positions with the Company and Principal        Director   Year Term    Board
         Name (Age)              Occupation During the Past Five (5) Years         Since     Expires     Comm.
         ----------              -----------------------------------------         -----     -------     -----
                                             CLASS I DIRECTORS
 Robert L. Adair III        Mr. Adair serves as a director, President and          1993        1997
            (53)            Chief Operating Officer of the Company.  Mr. Adair
                            previously served as Executive Vice President and
                            director of BEI Holdings, Ltd. (1989 to December
                            1993).

 John J. McDonough          Mr. McDonough serves as a director of the Company.     1994        1997     (3) (4)
            (60)            Mr. McDonough also serves or has served in the
                            following positions: President and Chief Executive
                            Officer of McDonough Capital Company LLC, a
                            company through which Mr. McDonough conducts
                            personal and family investments (since February
                            1995); Chairman of the Board of SoftNet Systems,
                            Inc., a company that develops, markets, installs
                            and services information and document management
                            systems (since June 1995); Vice Chairman and Chief
                            Executive Officer (1993 to February 1995) of
                            DENTSPLY International, Inc., a manufacturer of
                            dental supplies, dental equipment and medical x-
                            ray products; Chairman of the Board (1992 to
                            1993), Director (1983 to 1992), and Chief
                            Executive Officer (1983 to 1993) of GENDEX
                            Corporation, a manufacturer of dental equipment
                            and medical x-ray products, which merged with
                            DENTSPLY in June 1993; Director (since 1992) of
                            Newell Co., a New York Stock Exchange-listed
                            manufacturer of products for the do-it-yourself
                            hardware and housewares market; and Director of
                            AmNet Systems, Inc., a company that develops,
                            markets and installs electronic information and
                            document management for the healthcare industry
                            (since 1995).

                                 Positions with the Company and Principal        Director   Year Term    Board
         Name (Age)              Occupation During the Past Five (5) Years         Since     Expires     Comm.
         ----------              -----------------------------------------         -----     -------     -----
 Bruce W. Schnitzer         Mr. Schnitzer serves as a director of the Company.     1993        1997     (2) (4)
            (52)            Mr. Schnitzer previously served as Vice Chairman
                            of the Board of BEI Holdings, Ltd. (1986 to
                            December 1993).  Mr. Schnitzer also serves as
                            Chairman of Wand Partners Inc., an investment
                            advisory company (since 1987); Director of
                            Penncorp Financial Group, Inc. (since 1990);
                            Director of Chartwell Re Corporation (since 1992);
                            Director of Nestor, Inc. (since 1994); and
                            Chairman of New London Capital PLC (since 1993).

                                            CLASS II DIRECTORS

 James P. Cotton, Jr.       Mr. Cotton serves as a director of the Company.        1993        1998     (1) (2)
            (58)            Mr. Cotton previously served as Chairman of the
                            Board of BEI Holdings, Ltd. (1986 to December
                            1993).  Mr. Cotton also serves as Chairman of the
                            Board and Chief  Executive Officer of USBA
                            Holdings, Ltd., a provider of products and
                            services to financial institutions (since 1990).

 Edwin A. Wahlen, Jr.       Mr. Wahlen serves as a director of the Company.        1996        1998     (1) (3)
            (48)            Mr. Wahlen also holds the following positions:
                            Founder and Managing Director of Cravey, Green &
                            Wahlen Incorporated, a private risk capital
                            investment firm (since 1985), its investment
                            management affiliate, CGW Southeast Management
                            Company (since 1991) and its affiliates, CGW
                            Southeast I, Inc. (the general partner of CGW
                            Southeast Partners I, L.P.) and CGW Southeast II,
                            Inc. (the general partner of CGW Southeast
                            Partners II, L.P.) (since 1991); and Director of
                            Cameron Ashley Building Products, Inc., a national
                            distributor of home building products (since
                            1996).

Amy J. Jorgensen            Ms. Jorgensen serves as a director of the Company.     1995        1998       (2)
            (43)            Ms. Jorgensen also serves as Managing Director of
                            Greenbriar Associates LLC, which provides advice
                            and executes transactions relating to real estate
                            assets and companies (since 1995); Ms. Jorgensen
                            previously served as President of the Jorgensen
                            Company, a consultant for real estate strategy and
                            finance (April 1992 to September 1995).

                                 Positions with the Company and Principal         Director   Year Term    Board
         Name (Age)              Occupation During the Past Five (5) Years          Since     Expires     Comm.
         ----------              -----------------------------------------          -----     -------     -----
                                            CLASS III DIRECTORS

 Richard L. Cravey          Mr. Cravey serves as a director of the Company.          1993      1999       (1) (3)
            (52)            Mr. Cravey previously served in the following
                            positions: Chairman of the Board and Chief
                            Executive Officer of the Company (December 1993 to
                            May 1994) and Chairman of the Board of AMRESCO
                            Holdings, Inc. (1992 to December 1993).  Mr.
                            Cravey also holds the following positions: Founder
                            and Managing Director of Cravey, Green & Wahlen
                            Incorporated, a private risk capital investment
                            firm (since 1985), its investment management
                            affiliate, CGW Southeast Management Company (since
                            1991) and its affiliates, CGW Southeast I, Inc.
                            (the general partner of CGW Southeast Partners I,
                            L.P.) and CGW Southeast II, Inc. (the general
                            partner of CGW Southeast Partners II, L.P.) (since
                            1991); and Director of Cameron Ashley Building
                            Products, Inc., a national distributor of home
                            building products (since 1994).

Gerald E. Eickhoff          Mr. Eickhoff serves as a director of the Company.        1993      1999       (1) (3)
            (50)            Mr. Eickhoff also is a private investor (since
                            December 1993).  He previously served as
                            President, Chief Executive Officer and director of
                            BEI Holdings, Ltd.(1986 to December 1993).

 Robert H. Lutz, Jr.        Mr. Lutz serves as Chairman of the Board and Chief       1994      1999       (1)
            (47)            Executive Officer of the Company (since May 1994).
                            Mr. Lutz previously served as President of
                            Allegiance Realty, a real estate management
                            company (November 1991 to May 1994).  Mr. Lutz is
                            also a director of Bristol Hotel Company (since
                            1995).



--------------------
(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of the Stock Option and Bonus Committee


BOARD OF DIRECTORS AND STANDING COMMITTEES

         The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act upon matters requiring Board approval. It holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors held four (4) meetings during 1996. All directors attended at least 75% of the total number of meetings of the Board and committees on which they served, except that James P. Cotton, Jr. was unable to attend two (2) meetings of the Board.


         The Board of Directors has an Executive Committee, an Audit Committee,
a Compensation Committee and a Stock Option and Bonus Committee.   Members of
these committees generally are elected annually at the regular meeting of the Board of Directors immediately following the Annual Meeting.

         The Executive Committee consists of Messrs. Cotton, Cravey (Chairman), Eickhoff, Lutz and Wahlen. Subject to certain limitations specified by the Company's Bylaws and the Delaware General Corporation Law, the Executive Committee is authorized to exercise the powers of the Board of Directors when the Board is not in session. The Executive Committee held four
(4) meetings during 1996.

         The Audit Committee consists of Ms. Jorgensen and Messrs. Cotton and Schnitzer (Chairman). The Audit Committee held two (2) meetings during 1996. The functions of the Audit Committee include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants with regard to the audit plan, reviewing the presentation of the Company's financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of such public accountants.

         The Compensation Committee consists of Messrs. Cravey, Eickhoff, McDonough (Chairman) and Wahlen. This committee held two (2) meetings during 1996. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for executive officers of the Company and its subsidiaries.


         The Stock Option and Bonus Committee consists of Messrs. McDonough (Chairman) and Schnitzer. This committee held one (1) meeting during 1996. The function of the Stock Option and Bonus Committee is to determine, subject to the restrictions set forth in the stock option and award plans, the individuals to whom awards and options will be granted and the terms of such awards and options.


         The Company does not have a nominating or other standing committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.


               PROPOSAL II --INCREASE IN AUTHORIZED COMMON STOCK

         The Board of Directors has unanimously approved, subject to the consideration and approval of the stockholders of the Company, a proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 50,000,000 to 150,000,000.

         The Board of Directors believes that this amendment is in the best interest of the Company and its stockholders because it would provide greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital or to facilitate possible future acquisitions. Although the Company actively considers mergers, acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any given time), the Company does not have any agreements, commitments or understandings that would involve the issuance of additional shares of Common Stock in amounts that would exceed the number of currently authorized but unissued shares.

         As of March 31, 1997, after giving effect to (i) an aggregate of 4,228,773 shares of Common Stock reserved for issuance upon exercise of options or awards granted or which may be granted under stock option and award plans, the Company had approximately 9,944,097 shares of Common Stock available for issuance. The availability of an adequate supply of authorized and unissued shares of Common Stock provides the Company flexibility by allowing shares to be issued, for example, in connection with possible future financings or acquisitions, without the expense and delay of a stockholders meeting, unless stockholder approval is otherwise required.


         The Board of Directors has unanimously approved an increase in the number of shares of authorized Common Stock to 150,000,000 and is seeking approval of such an increase by the stockholders. If the increase is approved, generally, no stockholder approval will be solicited for the issuance of all or any portion of such additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject, including the rules of the National Association of Securities Dealers, Inc. ("NASD"). Any issuance that does not require stockholder approval may be authorized by the Board of Directors. The rules of the NASD currently require stockholder approval prior to the taking of certain actions involving or pertaining to the issuance of Common Stock, including, the establishment of certain stock option or purchase plans or other arrangements pursuant to which Common Stock may be acquired by officers or directors, the issuance of Common Stock that would result in a change of control of the Company, the issuance of Common Stock in connection with certain acquisitions and the issuance of Common Stock under certain other circumstances.

         Voting Requirements. Approval of the proposal to amend the Company's Restated Certificate of Incorporation will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.


               PROPOSAL III--THE 1997 STOCK OPTION AND AWARD PLAN

         The Board of Directors is seeking stockholder approval at the Annual Meeting of the AMRESCO, INC. 1997 Stock Option and Award Plan (the "1997 Stock Plan"). If approved by stockholders, the 1997 Stock Plan will become effective immediately.

         Stockholder approval of the 1997 Stock Plan is sought to qualify certain types of awards under the 1997 Stock Plan as "performance based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby allow the Company to exclude such compensation from the cap on the tax deductibility of compensation paid to the executive officers listed in the Summary Compensation Table hereunder ("Named Executive Officers").


         The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors, and that stock options and other awards enhance that ability and provide motivation to key employees and advisors to advance the interest of the Company and its stockholders. The Company expects to issue options and awards under the 1997 Stock Plan in the ordinary course of business and in connection with possible future acquisitions, to attract, retain and motivate key employees and advisors in a competitive environment as it deems such issuance is appropriate. The Board of Directors believes that the shares authorized for issuance under the 1997 Stock Plan is necessary to facilitate the Company's growth. As of March 31, 1997, only 18,500 shares of Common Stock remained available for grant under the existing stock option and award plans of the Company.



         The following summary of certain features of the 1997 Stock Plan is qualified in its entirety by reference to the full text thereof, which is set forth in Appendix A attached hereto.



         Generally. The 1997 Stock Plan is a flexible plan that will provide the Stock Option and Bonus Committee broad discretion to fashion the terms of awards to provide eligible participants with such stock-based incentives as the Stock Option and Bonus Committee deems appropriate. It will permit the issuance of awards in a variety of forms, including: (i) nonqualified stock options ("NQSO's") and incentive stock options ("ISOs"; NQSO's and ISOs collectively, "Stock Options"), (ii) performance shares and (iii) restricted stock.

         Administration. The 1997 Stock Plan will be administered by the Stock Option and Bonus Committee (or such other committee as may be authorized by the Board of Directors), each member of which will be a "non-employee director" within the meaning of Section 16 of, and Rule 16b-3 under, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The 1997 Stock Plan vests broad powers in the Stock Option and Bonus Committee to administer and interpret the 1997 Stock Plan. The Stock Option and Bonus Committee's powers include authority, within the limitations set forth in the 1997 Stock Plan, to
(i) select the persons to be granted awards, (ii) determine the size and type of awards, (iii) construe and interpret the 1997 Stock Plan, (iv) establish, amend or waive rules and regulations for the administration of the 1997 Stock Plan and (v) determine whether an award, award agreement or payment of an award should be amended, reduced or eliminated, to the extent the 1997 Stock Plan gives discretion to the Stock Option and Bonus Committee to do so.


         Eligibility. In general, any key employees of the Company or any subsidiary of the Company, directors of the Company, as well as any other persons, including consultants, independent contractors or other service providers, are eligible to receive awards under the 1997 Stock Plan. Notwithstanding the foregoing, only employees of the Company are eligible to receive grants of ISOs, performance shares and restricted stock.

         Number of Shares Available. The 1997 Stock Plan provides for the grant of up to 3,000,000 shares of Common Stock. Under certain circumstances, shares subject to an award that remain unissued upon termination of the award will become available for additional awards under the 1997 Stock Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Stock Option and Bonus Committee will equitably adjust the aggregate number of shares subject to the 1997 Stock Plan and the number, class and price of shares subject to awards outstanding.

         Amendment and Termination. The 1997 Stock Plan may be amended, modified or terminated by the Board of Directors. Unless earlier terminated by the Board of Directors or stockholders, the 1997 Stock Plan will terminate on May 28, 2007.


         Code Section 162(m). At all times when the Stock Option and Bonus Committee determines that it is desirable to satisfy the conditions of Section 162(m) of the Code, all awards granted under the 1997 Stock Plan will comply with such conditions. The Stock Option and Bonus Committee is nevertheless empowered to grant awards that would not constitute "performance based" compensation under Section 162(m). If changes are made to Section 162(m) to permit greater flexibility with respect to any awards available under the 1997 Stock Plan, the Stock Option and Bonus Committee may make any adjustments it deems appropriate.


AWARDS UNDER THE 1997 STOCK PLAN


         Stock Options. The Stock Option and Bonus Committee in its discretion will determine the number of shares of Common Stock subject to Stock Options to be granted to each participant, but no Named Executive Officer may be granted Stock Options to purchase more than 300,000 shares during any one (1) plan year. Grants under the 1997 Stock Plan to non-employee directors will be made solely pursuant to the following formula: each non-employee director elected or appointed to the Board of Directors for the first time after February 25, 1997 will be granted an NQSO to purchase 15,000 shares on the date of election or appointment. In addition, during the term of the 1997 Stock Plan, each non-employee director will receive an automatic grant of NQSO's to purchase 15,000 shares of Common Stock every three (3) years upon his or her re-election to the Board of Directors.


          The Stock Option and Bonus Committee may grant NQSO's, ISOs or a combination thereof to participants. ISOs, however, may only be granted to employees of the Company or its subsidiaries, and may only be granted if the aggregate fair market value of the Common Stock underlying ISOs granted under all plans of the Company that become exercisable for the first time during any calendar year is less than $100,000. ISOs granted under the 1997 Stock Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. NQSO's granted under the 1997 Stock Plan will provide for the purchase of Common Stock at prices determined by the Stock Option and Bonus

Committee, but in any event not less then 85% of the fair market value thereof on the date the Stock Option is granted. No Stock Option granted will be exercisable later than the tenth anniversary date of its grant.

         Stock Options will be exercisable at such times and subject to such restrictions and conditions as the Stock Option and Bonus Committee approves.
A holder of Stock Options may be able to transfer the Stock Options, under certain circumstances, to members of his or her immediate family (as defined in the 1997 Stock Plan), to one (1) or more trusts for the benefit of his or her immediate family or to partnerships in which immediate family members are the only partners, if such holder's option agreement expressly permits such transfer and the holder does not receive any consideration in any form whatsoever for the transfer. Other than the foregoing, Stock Options will not be transferable by the holder other than by will or applicable laws of descent and distribution. The option exercise price is payable in cash or, if approved by the Stock Option and Bonus Committee, in shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and such shares. Upon termination of a participant's employment due to death or disability, all Stock Options outstanding will immediately vest and will be exercisable for the shorter of their remaining term or two (2) years after termination of employment in the case of death, and one (1) year after termination of employment in the case of disability. Upon termination of employment of a participant other than for any reason set forth above, all Stock Options held by the participant which are not vested as of the effective date of termination will be forfeited. However, the Stock Option and Bonus Committee, in its sole discretion, may immediately vest all or any portion of the Stock Options of a participant not vested as of such date. In the case of termination by the Company without cause, the participant may exercise any vested Stock Options for three (3) months following the termination of employment, and in the case of termination by the Company for cause or voluntary termination of employment by the participant, the Stock Options will be forfeited immediately upon the termination of employment.

         Performance Shares. The Company may grant performance shares to employees of the Company or its subsidiaries in such amounts, and subject to such terms and conditions, as the Stock Option and Bonus Committee in its discretion determines; provided, however, that none of the Named Executive Officers may earn more than 300,000 performance shares with respect to any performance period. Each performance share will have a value equal to the fair market value of a share of Common Stock on the date the performance share is earned. The Stock Option and Bonus Committee in its discretion will set performance goals to be achieved over performance periods of not less than two
(2) years. The extent to which the performance goals are met will determine the number of performance shares earned by participants. The performance measure to be used for purposes of grants to Named Executive Officers will be one or more of the following: total shareholder return, return on assets, return on equity, earnings per share and ratio of operating overhead to operating revenue, unless and until the Company's stockholders vote to change such performance measures. In the event that applicable tax and/or securities laws change to permit the Stock Option and Bonus Committee discretion to alter the governing performance measures without obtaining stockholder approval, the Stock Option and Bonus Committee will have the sole discretion to make such changes without obtaining stockholder approval. In any event, with respect to employees that are not Named Executive Officers, the Stock Option and Bonus Committee may approve performance measures not listed above without stockholder approval.

         After the applicable performance period has ended, the Stock Option and Bonus Committee will certify the extent to which the established performance goals have been achieved, and each holder of performance shares will be entitled to receive payout on the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The grantee of a performance share award will receive payment, within seventy-five (75) days following the end of the applicable performance period, of performance shares earned in cash or shares of Common Stock (or in a combination of cash and shares of Common Stock), which have, as of the close of the applicable performance period, an aggregate fair market value equal to the value of the earned performance shares. If the employment of a participant is terminated by reason of death or disability or at the request of the Company without cause during the performance period, the participant will receive a prorated payout with respect to the performance shares earned, which will be determined by the Stock Option and Bonus Committee, in its sole discretion, and will be based upon the length of time the participant held the performance shares during the applicable performance period and upon achievement of the established performance goals. Such payment will be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant's employment is terminated for any other reason, all performance shares will be forfeited by the participant to the Company. Performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.


         Restricted Stock. The Stock Option and Bonus Committee may from time to time grant restricted stock to employees of the Company or its subsidiaries. Each grant of restricted stock will be evidenced by a written grant agreement between the participant and the Company setting forth the terms and conditions of the grant, as determined by the Stock Option and Bonus Committee, in its discretion, to be necessary or desirable. Terms may include a requirement for payment by the participant to the Company for the restricted stock which is granted.


         Each grant of restricted stock will be subject to restrictions, determined by the Stock Option and Bonus Committee in its discretion, for a period of at least one (1) year (the "Restricted Period"). Such restrictions may include only the requirement of continued employment or may include other financial performance based criteria established by the Stock Option and Bonus Committee. The restricted stock will be forfeitable (and all rights of the participant in the Common Stock will terminate) unless the participant has remained a full-time employee of the Company or of any of its subsidiaries until the expiration of the Restricted Period and any other conditions prescribed by the Stock Option and Bonus Committee are met. However, the Stock Option and Bonus Committee may, after a grant, in its discretion, shorten the Restricted Period or waive any condition to the lapse of the restrictions. The grant agreement may, at the discretion of the Stock Option and Bonus Committee and subject to any prescribed terms and conditions, also provide for the lapse of restrictions upon the occurrence of such specified events as a change in control of the company or the termination of the participant's employment by reason of the participant's death, disability, retirement or discharge without cause.

         During the Restricted Period, the participant will have all the rights of a Company stockholder, including the right to receive dividends and vote the shares of restricted stock, except as follows. Cash dividends will be paid either in cash or in restricted stock, as the Stock Option and Bonus Committee determines. In addition, the restricted stock may not be transferred, assigned or encumbered unless and until all restrictions have lapsed. The restricted stock will be forfeited to the Company if all conditions to the lapse of the restrictions have not been met or waived at or prior to the expiration of the Restricted Period.

         Changes in Control. Upon the occurrence of certain change in control events, (i) all Stock Options outstanding will become immediately exercisable;
(ii) the target payout obtainable under all performance shares and annual incentive awards will be deemed to have been fully earned for the entire performance period and, within thirty (30) days of the change in control, each participant will be paid in cash a pro rata portion of such target payout based on the elapsed portion of the applicable performance period, provided that there will not be an accelerated payout with respect to performance shares granted less than six (6) months prior to the effective date of the change in control, (iii) all restrictions on restricted stock will lapse and (iv) the Stock Option and Bonus Committee may, in its discretion, make any other modifications to any awards as determined by the Stock Option and Bonus Committee to be deemed appropriate before the effective date of such change in control.

FEDERAL TAX CONSEQUENCES.

         The following summary of federal income tax consequences with respect to the 1997 Stock Plan is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change.

         Stock Options. There are generally no federal tax consequences either to the employee receiving Stock Options (the "Optionee") or to the Company upon the grant of a Stock Option. On exercise of an ISO, the Optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to a liability for the Optionee under the Alterative Minimum Tax provisions of the Code. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two
(2) years of the date of grant or one (1) year of the date of exercise, the Optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the taxable year in which such disposition occurred in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Optionee will be treated as a capital gain. On exercise of a NQSO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of Common Stock acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Company.


         Performance Shares. The grant of a performance share award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount.


         Restricted Stock. The Company is of the opinion that the participant will realize compensation income in an amount equal to the fair market value of the restricted stock (whether received as a grant or as a dividend), less any amount paid for such restricted stock, at the time when the participant's rights with respect to such restricted stock are no longer subject to a substantial risk of forfeiture, unless the participant elected, pursuant to a special election provided in the Code, to be taxed on the restricted stock at the time it was granted or received as a dividend, as the case may be. Dividends paid to the participant during the Restricted Period will be taxable as compensation income, rather than as dividend income, unless the election referred to above was made. The Company is also of the opinion that it will be entitled to a deduction under the Code in the amount and at the time that compensation income is realized by the participant.

         The amount of income realized by each participant and the amount of the deduction available to the Company will be affected by any change in the market price of the Common Stock during the limitation period.

         No awards have been made under the 1997 Stock Plan as of the date of this Proxy Statement. It is not possible to determine the benefits or amounts that will be received by any persons or groups of persons under the 1997 Stock Plan or that would have been received had it been in effect during the last fiscal year.

         Voting Requirements. Approval of the 1997 Stock Plan will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.


                            OWNERSHIP OF SECURITIES


         The following table sets forth certain information as of March 31, 1997 regarding the Common Stock owned by: (i) each person who is known by management to be the beneficial owner of more than 5% of the Common Stock as of such date; (ii) the Company's directors; (iii) the Company's Chief Executive Officer and each of the Company's four (4) other most highly compensated executive officers for fiscal 1996; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

                                                                       Amount and Nature       Percent of
                                                                         of Beneficial        Total Shares
Name of Beneficial Owner                                                   Ownership             Owned
-----------------------------------------------------------             ----------------      ------------
Nicholas Applegate Capital Management                                      2,486,661                6.9
600 West Broadway, 29th Floor
San Diego, CA 92101
Robert L. Adair III                                                          463,298  (1)           1.3
James P. Cotton, Jr.                                                         328,833  (2)           *
Richard L. Cravey                                                            739,584  (3)           2.1
Gerald E. Eickhoff                                                            15,000  (4)           *
Amy J. Jorgensen                                                               7,000  (5)           *
Robert H. Lutz, Jr.                                                          398,150  (6)           1.1
John J. McDonough                                                             21,000  (7)           *
Bruce W. Schnitzer                                                           123,000  (8)           *
Edwin A. Wahlen, Jr.                                                         739,584  (9)           2.1
Barry L. Edwards                                                             173,152 (10)           *
Harold E. Holliday, Jr.                                                       64,554 (11)           *
Scott J. Reading                                                              75,215 (12)           *
All executive officers and directors as a group
  (a total of 14 persons)                                                  2,644,114 (13)           7.4


---------------
*     Less than 1%


(1) Includes options which were exercisable within sixty (60) days to purchase 58,364 shares and 32,943 restricted shares with respect to which he has voting rights.


(2) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares and 156,803 shares held in Mr. Cotton's IRA.

(3) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares and an aggregate of 705,756 shares owned by CGW Southeast I, Inc. and CGW Southeast II, Inc. as to which Mr. Cravey serves as an officer. Mr. Cravey disclaims ownership of 470,503 of the shares owned by such corporations.

(4) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares and excludes 16,000 shares held by a charitable foundation of which Mr. Eickhoff is an officer.

(5) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares.


(6) Includes options which were exercisable within sixty (60) days to purchase 325,463 shares and 54,129 restricted shares with respect to which he has voting rights.


(7) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares.

(8) Includes options which were exercisable within sixty (60) days to purchase 113,000 shares.

(9) Includes options which were exercisable within sixty (60) days to purchase 3,000 shares and an aggregate of 705,756 shares owned by CGW Southeast I, Inc., and CGW Southeast II, Inc. as to which Mr. Wahlen serves as an officer. Mr Wahlen disclaims ownership of 470,503 of the shares owned by such corporations.


(10) Includes options which were exercisable within sixty (60) days to purchase 131,213 shares and 21,928 restricted shares with respect to which he has voting rights.


(11) Includes options which were exercisable within sixty (60) days to purchase 25,000 shares and 7,055 restricted shares with respect to which he has voting rights.

(12) Includes options which were exercisable within sixty (60) days to purchase 33,220 shares and 24,936 restricted shares with respect to which he has voting rights.



(13) Includes options which were exercisable within sixty (60) days to purchase 872,825 shares and 165,942 restricted shares with respect to which they have voting rights.

                          MANAGEMENT AND REMUNERATION

EXECUTIVE OFFICERS

      Set forth below are the names and ages of all executive officers of the Company as of March 31, 1997. All positions and offices with the Company and principal positions with the Company's subsidiaries held by each such person are also indicated. There are no family relationships between any such officers or between any such officers and any directors. Officers generally are elected annually for one (1) year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                           POSITION WITH THE COMPANY AND PRINCIPAL
      NAME (AGE)                           OCCUPATION DURING THE PAST FIVE (5) YEARS
      ----------                           -----------------------------------------
      Robert H. Lutz, Jr.*        Chairman of the Board and Chief Executive Officer of the Company.
             (47)

      Robert L. Adair III*        President and Chief Operating Officer of the Company.
             (53)

      Barry L. Edwards            Mr. Edwards serves as Executive Vice President and Chief Financial Officer of
             (49)                 the Company (since November 1994).  Mr. Edwards previously served as Vice President and Treasurer of Liberty Corporation, an insurance holding company (1979 to November
                                  1994).

      L. Keith Blackwell          Mr. Blackwell serves as Vice President (since February 1996), General Counsel
             (56)                 and Secretary (since January 1994) of the Company and previously served as General
                                  Counsel and Secretary of AMRESCO Holdings, Inc. (December 1993).  Mr. Blackwell was
                                  previously an investor and consultant (May 1992 to December 1993) and served as
                                  Executive Vice President, General Counsel and Secretary of First Gibraltar Bank, FSB,
                                  a Federal savings bank (December 1988 to May 1993).

      Harold E. Holliday, Jr.     Mr. Holliday serves as President - Commercial Mortgage Banking of the
             (49)                 Company (since February 1996).  He previously served as Chairman of the Board and
                                  Chief Executive Officer of Holliday Fenoglio, Inc. (since August 1994).  Mr. Holliday previously served as President of Holliday, Fenoglio, Dockerty & Gibson, Inc., a
                                  mortgage banking company (for more than three (3) years prior to August 1994).

      Michael N. Maberry          Mr. Maberry serves as President of AMRESCO Capital Corporation (since April 1994).
                                  Mr. Maberry previously was a shareholder of the law firm of Winstead, Sechrest &
                                  Minick P.C. (April 1989 to April 1994).

      Scott J. Reading            Mr. Reading serves as President of AMRESCO Residential Credit Corporation
             (53)                 (since August 1995).  Mr. Reading previously served as Managing Director of Household
                                  Financial Services, Inc., a division of Household International, Inc., a diversified financial services company (June 1991 to August 1995).

---------------
* Messrs. Lutz and Adair are directors of the Company. For additional information concerning those individuals, see ELECTION OF DIRECTORS - Information Concerning Directors.

EXECUTIVE COMPENSATION SUMMARY

      The following table provides certain summary information concerning compensation paid by the Company and its subsidiaries during each of the last three (3) fiscal years of the Company to or on behalf of Mr. Lutz, the Company's Chief Executive Officer, and each of the four (4) other most highly compensated executive officers of the Company:


                           SUMMARY COMPENSATION TABLE



                                                                             Long Term Compensation
                                                                       --------------------------------
      Name and Principal                    Annual Compensation                             Securities
                                           ---------------------       Restricted Stock     Underlying      All Other
           Position             Year       Salary          Bonus          Award(s)(1)      Options (#)     Compensation
      ------------------        ----       ------          -----       ----------------    ------------    ------------
Robert H. Lutz, Jr.             1996       $650,016    $1,000,000      $      -0-             -0-           $110,173 (3)
   Chairman of the Board        1995        650,016       700,000           403,849        119,105            81,730 (3)
   and Chief Executive          1994        379,176       275,000             -0-          230,000               ---
      Officer (2)

Robert L. Adair III             1996        412,000       837,376 (4)         -0-             -0-             68,668 (5)
   President and Chief          1995        387,505       450,000           238,041         68,940            54,769 (5)
   Operating Officer            1994        350,000       275,000             -0-             -0-             12,389 (5)

Barry L. Edwards                1996        265,233       500,000             -0-             -0-             43,921 (7)
   Executive Vice               1995        255,642       300,000           161,471         99,245            26,750 (7)
   President and Chief          1994         41,688         3,300             -0-          100,000               ---
   Financial Officer (6)

Scott J. Reading                1996        257,372       647,589 (9)       285,226(9)      28,701 (9)        27,925 (10)
   President - AMRESCO          1995         94,714        50,000            56,875         50,000               ---
   Residential Credit Corp. (8) 1994        ---            ---                ---              ----              ---

Harold E. Holliday, Jr.         1996        271,870       299,531             -0-             -0-             24,631 (12)
   President - Commercial       1995        250,000         -0-               -0-             -0-             19,309 (12)
   Mortgage Banking (11)        1994        274,857         -0-               -0-             -0-                ---




(1) Amounts shown in the table represent the fair market value of the restricted stock on the date of grant. At December 31, 1996, Messrs. Lutz, Adair, Edwards and Reading had 47,395, 27,640, 18,990 and 19,351(including 14,351 earned in 1996 but granted in February 1997) shares of restricted stock, respectively, and, based upon the then stock price of $26.75 per share, such shares of restricted stock had a value of $1,267,816, $739,370, $507,982, $507,982 and $517,639,
         respectively. Except for the restricted stock granted to Mr. Reading in respect of the 1996 fiscal year (see footnote 9 below), all such shares of restricted stock were granted during 1995. For all restricted stock granted as of the date of this Proxy Statement, twenty percent (20%) of such shares vest, provided such individuals are then employed by the Company, on the first, second, third, fourth and fifth anniversary of the date of grant. In the event that dividends are paid on the Common Stock, such dividends would be payable on such shares of restricted stock.

(2)      Mr. Lutz became Chief Executive Officer of the Company in May 1994.

(3) For 1996, consists of $4,507 paid by the Company in connection with the employees purchase of shares of Common Stock under the AMRESCO, INC. Employee Stock Purchase Plan (the "Stock Purchase

         Plan") and $105, 666 contributed by the Company to the employees 401(k) and retirement savings programs under the AMRESCO, INC. Retirement Savings and Profit Sharing Plan and Trust (the "Retirement Savings Plan"). For 1995, consists of $3,154 under the Stock Purchase Plan and $78,576 under the Retirement Savings Plan.

(4) Includes a $287,376 one-time payment received by Mr. Adair pursuant to the Retention Bonus Plan adopted in connection with the merger of AMRESCO Holdings, Inc. and the Company which was effective December 31, 1993, to secure the continued performance of certain executives through December 31, 1996.

(5) For 1996, consists of $2,181 under the Stock Purchase Plan and $66,487 under the Retirement Savings Plan. For 1995, consists of $1,412 under the Stock Purchase Plan and $53,357 under the Retirement Savings Plan. For 1994, consists of amounts contributed or paid under the Retirement Savings Plan.

(6) Mr. Edwards became Executive Vice President and Chief Financial Officer of the Company in November 1994.

(7) For 1996, consists of $1,077 under the Stock Purchase Plan and $42,844 under the Retirement Savings Plan. For 1995, consists of $697 under the Stock Purchase Plan and $26,053 under the Retirement Savings Plan.

(8) Mr. Reading became President of AMRESCO Residential Credit Corporation in August 1995.


(9) Mr. Reading received a cash bonus, restricted stock and stock options under the ARCC Incentive Compensation Program for 1996. The ARCC Incentive Bonus Program, which is available to key executives and staff of AMRESCO Residential Credit Corporation, creates a bonus pool equal to twenty percent (20%) of the pre-tax profit of AMRESCO Residential Credit Corporation after certain allocations and charges.


(10) Consists of $2,271 under the Stock Purchase Plan and $25,654 under the Retirement Savings Plan.

(11) Mr. Holliday became President of Commercial Mortgage Banking in February 1996.

(12) Consists of amounts contributed or paid under the Retirement Savings Plan for the years 1996 and 1995, respectively.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table shows for the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, the number of shares acquired upon the exercise of options during 1996, the amount realized upon such exercise, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996 and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                  Number of Securities Underlying     Value of Unexercised In-the-
                         Shares                       Unexercised Options at          Money Options at December 31,
                       Acquired on                     December 31, 1996                      1996 (2)
                       Exercise of     Value      -----------------------------      ----------------------------
         Name            Options   Realized (1)   Exercisable     Unexercisable      Exercisable    Unexercisable
--------------------   ----------  ------------   -----------     -------------      -----------    -------------
Robert H. Lutz, Jr.       -0-      $   -0-            200,976          148,129       $5,376,108        $3,962,450
Robert L. Adair III      245,576    4,459,447          27,576           41,364          485,079           727,610
Barry L. Edwards          -0-          -0-            106,364           92,881        1,853,985         1,581,008
Scott J. Reading          -0-          -0-             20,000           30,000          307,500           461,250
Harold E. Holliday, Jr.   -0-          -0-              -0-              -0-              -0-               -0-



--------------

(1) Represents the difference between the aggregate exercise price and the aggregate value, based upon the stock price on the date of exercise.

(2) Aggregate market value (based on December 31, 1996 stock price of $26.75 per share) of the shares covered by the options, less aggregate exercise price.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

         The Board of Directors appointed Mr. Lutz as the Chief Executive Officer of the Company, effective May 31, 1994, pursuant to a three (3) year employment agreement. The agreement provides that Mr. Lutz will receive an annual salary of at least $650,000 and be eligible to participate in the Company's bonus plans in effect from time to time. If the Company terminates Mr. Lutz's employment without cause, or if he terminates his employment because of a breach by the Company, he will be entitled to continue to receive his base salary for the remainder of the term of the agreement. Mr. Lutz has the right to terminate his employment for any reason upon thirty (30) days notice to the Company. The Company may terminate Mr. Lutz' employment for cause, as defined in the agreement, with no further obligations. Mr. Lutz will be subject to certain restrictions on his ability to compete with or solicit clients from the Company for one (1) year from the date of termination of his employment by the Company for cause or if he terminates his employment for any reason other than a breach by the Company. In connection with his employment agreement, Mr. Lutz was granted an option to purchase 230,000 shares of Common Stock exercisable at $7.00 per share (the per share market price as of the date of the grant).




CHANGE OF CONTROL ARRANGEMENTS

         On May 29, 1996, the Company entered into agreements with Robert H. Lutz, Jr., Robert L. Adair III, Barry L. Edwards and certain other officers of the Company (each such agreement being sometimes referred to herein as a "Severance Compensation Agreement"), which agreements provide for compensation arrangements relating to the occurrence of a change of control of the Company. The term of each Severance Compensation Agreement expires April 30, 2001, subject to automatic extension from year to year unless (i) there has been no change of control and (ii) no fewer than thirty (30) days prior to April 30, 2001 or the appropriate April 30 thereafter, the Company has given a notice that it does not wish to extend the Severance Compensation Agreement. The Severance Compensation Agreement requires the Company to pay to the officer, if his employment is terminated within a two (2) year period following a change of control (other than by reason of disability, retirement, voluntary resignation or by the Company for cause), a sum equal to three (3) times the officer's annual compensation for the calendar year immediately preceding the calendar year in which the termination of employment occurs, or such officer's total compensation for the three (3) calendar years ended immediately preceding the calendar year in which the termination occurs, whichever is greater. The Severance Compensation Agreement also provides that (i) all stock options then held by the officer will immediately become exercisable and the officer will become 100% vested in all shares of restricted stock held by or for benefit of the officer notwithstanding any provision to the contrary in any stock option agreement or restricted stock agreement, (ii) the officer's right to exercise any previously unexercised options under any stock option agreement will not terminate until the latest date on which the option granted under such agreement would expire under the terms of such agreement but for the officer's termination of employment and (iii) the Company will continue to provide the officer with medical/dental and related benefits and long-term disability benefits equal to the benefits in effect for the officer at the time of the change of control, at the same cost to the officer as the cost, if any, charged to the officer for those benefits prior to the termination of employment. The Company is required to provide such medical/dental and related benefits for the period from the officer's termination of employment until the earlier of three (3) years from the date of termination of employment or the date the officer obtains employment which provides him with comparable medical/dental and related benefits and/or long term disability benefits.


         On March 20, 1997, the Company entered into letter agreements with Harold E. Holliday, Jr. and Scott J. Reading in which it agreed that in the event it becomes imminent that there will be a change of control of the Company, such persons would be granted a three (3) year employment agreement providing for a base salary equal to such person's then base salary, employee benefits comparable to those being provided to other senior management, a yearly bonus determined in accordance with the formula and guidelines then applicable to such person and participation in then existing stock option and restricted stock plans then being provided for other senior management. Further, such letter agreement provides that in the event such person's employment is terminated after a change of control of the Company, such person will receive a lump sum payment equal to the sum of the base salary payable through the remaining term of the agreement and the aggregate amount of yearly cash bonuses payable through the remaining term of the agreement, assuming the yearly cash bonus would be equal to the most recent yearly cash bonus paid to such person.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board of Directors. During 1996, John J. McDonough, Richard L. Cravey, Gerald E. Eickhoff and Edwin
A. Wahlen, Jr. (since May, 1996) served on the Compensation Committee. No member of the Compensation Committee was employed by the Company during 1996. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for decisions about awards under the Company's stock option and award plans which are made solely by the Stock Option and Bonus Committee.

         The following addresses the Company's executive officer compensation policies for 1996.

         General. The Company's compensation program is designed to enable the Company to attract, motivate and retain high quality senior management by providing a competitive total compensation opportunity based on performance.
To this end, the Company provides for competitive base salaries, annual variable performance incentives payable in cash for the achievement of financial performance goals and long-term stock-based incentives which strengthen the mutuality of interests between senior management and the Company's stockholders.


         The Company's stock option and award and incentive compensation plans are intended to qualify as "performance based" compensation under Section 162(m) of the Code, which compensation is not subject to the $1,000,000 cap. Nevertheless, not all compensation that will be received by executive officers of the Company will qualify as "performance based" compensation. For example, base salary is never performance based. As a result, it is possible that the value of salary, such restricted stock awards and other non-qualifying compensation, could cause an executive officer's compensation to exceed the $1,000,000 cap on deductibility in any particular year.


         Salaries. Mr. Lutz's salary through May 1997 is provided for in an employment agreement that was negotiated on an arms-length basis between the Company and him prior to his employment. The Company utilized the services of a nationally-recognized executive recruiting firm to assist in the identification and engagement of Mr. Lutz. The compensation package provided for in Mr. Lutz's employment agreement reflects the advice of such recruiting firm with respect to the compensation package required to secure the services of an individual with the background and experience of Mr. Lutz, as well as the compensation paid to top executives of other public companies. The material terms of Mr. Lutz's employment agreement is described above under the caption "Employment Agreement with Chief Executive Officer."

         Mr. Adair's salary was also set pursuant to the terms of the employment agreement effective December 31, 1993. The term of this employment agreement ended on December 31, 1996 by its terms. It is anticipated that in the future Mr. Adair's compensation will be determined in the same manner as other executives as described below.

         Salaries of other executive officers of the Company were determined based upon the level of responsibility, time with the Company, contribution and performance of the particular executive officer. Evaluation of these factors was subjective and no fixed, relative weights were assigned to the factors considered.


         Bonus Compensation. Through the use of annual bonuses, the Company seeks to effectively tie executive compensation to Company performance. The Compensation Committee determined during 1996 that bonuses would be paid to Messrs. Robert H. Lutz, Jr., Robert L. Adair, III and Barry L. Edwards, based on the following three (3) factors: (I) the market price of the Common Stock at year end; (ii) the attainment of the Company's annual earnings goals for 1996; and (iii) the discretion of the Compensation Committee, provided that any such bonus could not exceed four percent (4%) of the Company's pre-tax net income. The Compensation Committee based the discretionary element of such bonuses on the financial performance of the Company and the level of responsibility, contribution and performance of the particular executive officer. The amounts of the bonuses actually paid to Messrs. Lutz, Adair and Edwards are reflected in the Summary Compensation Table.



         The compensation payable to Scott J. Reading and other officers and employees of ARCC was supplemented by the ARCC Incentive Compensation Program. The ARCC Incentive Compensation Program, which is available to key executives and staff of AMRESCO Residential Credit Corporation, creates a bonus pool equal to twenty percent (20%) of the pre-tax profit of AMRESCO Residential Credit Corporation after certain allocations and charges.


         For the remainder of the Company's executive officers, annual bonuses were determined during 1996 in accordance with the Company's 1994 Incentive Program, which was adopted in May 1994. Pursuant to this program, all exempt employees, including executive officers, were eligible to participate in a bonus pool which was funded only if the Company met certain earnings targets. Each participant's individual bonus depended on the Company's evaluation of the individual's performance. All of the executive officers listed in the Summary Compensation Table received a bonus pursuant to this program with respect to services rendered during 1996.

         Option and Restricted Stock Grants. The Company uses grants of stock options and restricted stock to its key employees and executive officers to closely align the interests of such employees and officers with the interests of its stockholders. The Company's stock option and award plans are administered by the Stock Option and Bonus Committee, which determines the persons eligible, the number of shares subject to each grant, the exercise price of options thereof and the other terms and conditions of the option or restricted stock.


         Options granted under the stock option and award plans generally have an exercise price equal to 100% of the market price of the Common Stock on the date that the option is granted, and the term of any option granted cannot exceed ten (10) years. Option grants typically vest over a four (4) year period, subject to continued employment. Beginning in 1997, it was determined that eligible persons would be considered for option grants and restricted stock awards every third year and that, subject to the discretion of the Stock Option and Bonus Committee, such and restricted stock grants would generally be sufficient to provide appropriate incentives to the recipient for a three (3) year period. Restricted stock which has been granted vests over a period of five (5) years, provided the grantee is an employee on the date of vesting. Generally only key employees (including executive officers) of the Company and its subsidiaries are eligible to receive grants of option or restricted stock under the stock option award plans. Except for NQSO's covering 28,701 shares of Common Stock granted to Scott J. Reading pursuant to the ARCC Incentive Compensation Program, no options were granted to the executive officers listed in the Summary Compensation Table during 1996. Except for 14,351 restricted shares awarded to Scott J. Reading pursuant to the ARCC Incentive Compensation Program, no restricted stock was granted to such executive officers listed in the Summary Compensation Table during 1996.

         THE COMPENSATION COMMITTEE

         John M. McDonough, Chairman
         Richard L. Cravey
         Gerald E. Eickhoff
         Edwin A. Wahlen, Jr.


DIRECTOR COMPENSATION

         During 1996, each of the directors who was not an employee of the Company or affiliated with Cravey, Green & Wahlen, Incorporated ("CGW") received $10,000 for each full year of service as a director and $1,000 for each Board meeting attended. Such directors who served on a Board committee received $1,000 for each committee meeting actually attended and $500 for each committee meeting participated in by telephone.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the Compensation Committee consisted of Richard L. Cravey, Gerald E. Eickhoff, John J. McDonough, Edwin A. Wahlen, Jr. (from May
1996) and William S. Green (until May 1996). Mr. Cravey served as Chairman of the Board and Chief Executive Officer of the Company from December 1993 to May 1994. Mr. Eickhoff served as President and Chief Executive Officer of BEI Holdings, Ltd., a predecessor to the Company.


         The Company loaned approximately $259,000 to Mr. Eickhoff on October 31, 1990 in connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of Mr. Eickhoff and another officer. In connection with the termination of such arrangement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value thereof was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Eickhoff for a five (5) year term at an interest rate of 8.5% per annum. Prior to maturity, the loan was renewed and extended on a year-to-year basis. During 1991, an additional $25,000 was loaned to Mr. Eickhoff on the same terms.



         The Company assists Mr. Eickhoff in obtaining and maintaining a split dollar life insurance policy. This policy provides aggregate death benefits of approximately $11,700,000 to Mr. Eickhoff's beneficiaries.



         The Company has agreed to pay the entire premium for Mr. Eickhoff's policy through the premium due for December 2007, regardless of his employment status with the Company. The premiums during 1996 for Mr. Eickhoff's policy were $191,628. A portion of each such premium payment is treated as taxable income to Mr. Eickhoff and the remainder is treated as a loan. The cash surrender value of the policy (as of December 31, 1996, approximately $774,000) has been assigned to the Company to secure the repayment of such loan. The outstanding principal balance of the loan as of March 31, 1997 (after deduction of the cash surrender value) was approximately $943,000. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.


         Pursuant to the terms of certain agreements for consulting services between the Company and CGW, CGW was engaged to render certain advisory and consulting services to the Company in connection with corporate finance matters through December 31, 1996. The agreements provided for base payments of $30,000 per month to CGW, with additional payments of up to $30,000 per month being allowed in the discretion of the Compensation Committee. Such discretionary payments totaled $318,688 for 1996. Messrs. Cravey and Green are each Managing Directors of the corporate general partner of CGW. These agreements were terminated on November 19, 1996.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

         Set forth below is a line graph comparing, for the five (5)-year period ending December 31, 1996, the yearly percentage change in the cumulative total stockholder return on the Common Stock with that of (i) all U.S. companies quoted on NASDAQ, (ii) financial companies quoted on NASDAQ and (iii) the Standard and Poors Financial Miscellaneous. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*


                              [GRAPH APPEARS HERE]


         AMONG AMRESCO, INC., THE NASDAQ STOCK MARKET-US INDEX AND THE
                             NASDAQ FINANCIAL INDEX




                                                                       Cumulative Total Return
                                                         -------------------------------------------------------
                                                          12/91     12/92    12/93    12/94    12/95    12/96
 AMRESCO, INC.                               AMMB          100       133      248      237      455      955

 NASDAQ STOCK MARKET--US                     INAS          100       116      134      131      185      227

 NASDAQ FINANCIAL                            INFN          100       143      166      167      243      311



    $100 INVESTED ON 12/31/91 IN STOCK OR INDEX
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31.

    CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


    In connection with the termination of the BEI Wealth-Op Plan, a deferred compensation arrangement formerly maintained by the Company for the benefit of Mr. Cotton and another officer, certain monies were loaned to Mr. Cotton by the Company. In connection with the termination of such agreement, the life insurance policies maintained by the Company in order to fund its obligations under such plan were surrendered, and the cash value was paid to the Company. Such cash amounts were then loaned by the Company to Mr. Cotton for a five (5) year term at an interest rate of 8.54%. Prior to maturity, the loan was renewed and extended on a year-to-year basis.



    The Company assists Mr. Cotton in obtaining and maintaining a split dollar life insurance policy. This policy provides aggregate death benefits of approximately $12,700,000 to Mr. Cotton's beneficiaries. The Company has agreed to pay the entire premium for Mr. Cotton's policy through the premium due for October 2006, regardless of his employment status with the Company.
The premiums during 1996 for Mr. Cotton's policy were $294,884. A portion of each such premium payment is treated as taxable income to Mr. Cotton and the remainder is treated as a loan. The cash surrender value of the policy (as of December 31, 1996, approximately $1,350,000) has been assigned to the Company to secure the repayment of such loan. The outstanding principal balance of the loan as of December 31, 1996 (after deduction of the cash surrender value) was approximately $1,434,000. In addition, any payment of the death benefits described above would be applied to the repayment of such loan.


    The Company retained Greenbriar Associates, LLC to assist identifying potential growth opportunities pursuant to a letter agreement dated May 14, 1996. Ms. Jorgensen, a director of the Company, serves as Managing Director of Greenbriar Associates. In exchange for such consulting services, the Company has agreed to pay Greenbriar Associates a retainer of $10,000 per month, plus an additional fee in the event Greenbriar Associates assists the Company in consummating an acquisition, investment or other significant corporate development during the term of the engagement or within six months thereafter. The amount of such additional fee would depend upon the transaction value, value of the interest purchased or other appropriate measure of value.



                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE


    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.


    Based solely on its review of the copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons owning more than 10% of the Company's equity securities have been complied with, except that Robert L. Adair III and Scott
J. Reading, executive officers of the Company, each filed one late report covering one transaction.



               PROPOSAL IV--APPOINTMENT OF INDEPENDENT  AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Deloitte & Touche LLP, as independent auditors for the year ending December 31, 1997. Deloitte & Touche LLP has served as the Company's independent auditors since March 15, 1994. Approval of the appointment by the stockholders will require the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

    Management does not presently know of any matters which may be presented for action at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies solicited by management to exercise their discretionary authority to vote the shares represented by all effective proxies on such matters in accordance with their best judgment.

    If you do not expect to be personally present at the Annual Meeting, please fill in, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope which requires no additional postage if mailed in the United States.


                   DATE FOR RECEIPT OF STOCKHOLDERS PROPOSAL

    Any proposal which a stockholder may wish to have included in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 1998, in accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, must be received by the Company by December 23, 1997.

    A COPY OF THE COMPANY'S ANNUAL REPORT, INCLUDING, FINANCIAL STATEMENTS AND SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO AMRESCO, INC., ATTN: TOM ANDRUS, VICE PRESIDENT, 700 NORTH PEARL STREET, SUITE 2400, DALLAS, TEXAS 75201 (TELEPHONE:
(214) 953-7700).


                                              By Order of the Board of Directors



                                              L. Keith Blackwell
                                              Vice President, General Counsel
                                              and Secretary



April 18, 1997

                                                                      APPENDIX A


                                 AMRESCO, INC,
                        1997 STOCK OPTION AND AWARD PLAN


ARTICLE 1.       ESTABLISHMENT, PURPOSE AND DURATION

         1.1 Establishment of the Plan. AMRESCO, INC., a Delaware corporation (hereinafter referred to as "AMRESCO"), hereby establishes a stock option and award plan to be known as the "AMRESCO, INC. 1997 Stock Option and Award Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Performance Shares and Restricted Stock.

         The effective date of the Plan is _________, 1997 (the "Effective Date") and the Plan shall remain in effect as provided in Section 1.3.

         1.2 Purpose of the Plan. The purpose of the Plan is to secure for AMRESCO and its stockholders the benefits of the incentive inherent in stock ownership in AMRESCO by key employees, directors and other persons who are largely responsible for its future growth and continued success. The Plan promotes the success and enhances the value of AMRESCO by linking the personal interests of Participants to those of AMRESCO's stockholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to AMRESCO in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2.       DEFINITIONS

         Whenever used herein, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Performance Shares or Restricted Stock.

         (b) "AWARD AGREEMENT" means an agreement entered into by each Participant and AMRESCO, setting forth the terms and provisions applicable to Awards granted to Participants hereunder.

         (c) "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (d) "BOARD" or "BOARD OF DIRECTORS" means the board of directors of AMRESCO.

         (e) "CAUSE" means: (i) willful misconduct on the part of a Participant that is materially detrimental to AMRESCO; or (ii) the indictment of a Participant for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause" and/or provides a means of determining whether "Cause" exists, the definition of "Cause" and the means of determining whether "Cause" exists provided for in the employment agreement shall apply to the Participant for purposes hereof.

         (f)     "CHANGE IN CONTROL" shall be deemed to have occurred if:

                 (i) An acquisition by any Person of Beneficial Ownership of the Shares then outstanding ("AMRESCO Common Stock Outstanding") or the voting securities of AMRESCO then outstanding entitled to vote generally in the election of directors ("AMRESCO Voting Securities Outstanding"); provided such acquisition of Beneficial Ownership would result in the Person's beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty-five percent (25%) or more of AMRESCO Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of AMRESCO Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of AMRESCO Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of AMRESCO Voting Securities Outstanding, as the case may be; or

                 (ii) The approval of the stockholders of AMRESCO of a reorganization, merger, consolidation, complete liquidation or dissolution of AMRESCO, the sale or disposition of all or substantially all of the assets of AMRESCO or similar corporate transaction (in each case referred to in this Section 2(f) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

                 (iii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(f), that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by AMRESCO's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this
Section 2(f), the following shall not constitute a Change in Control for purposes hereof: (1) any acquisition of shares of common stock of AMRESCO by, or consummation of a Corporate Transaction with, any Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by AMRESCO or an affiliate; or (2) any acquisition of shares of common stock of AMRESCO, or consummation of a Corporate Transaction, following which more than fifty percent (50%) of the shares of common stock then outstanding of the corporation resulting from such acquisition or Corporate Transaction and more than fifty percent (50%) of the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners of AMRESCO Common Stock Outstanding and AMRESCO Voting Securities Outstanding, respectively, immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of AMRESCO Common Stock Outstanding and AMRESCO Voting Securities Outstanding, as the case may be.

         (g) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (h) "COMMITTEE" means the committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3.

         (i) "DIRECTOR" means any individual who is a member of the Board of Directors.

         (j) "DISABILITY" shall have the meaning ascribed to such term in the AMRESCO long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

         (k) "EMPLOYEE" means any full-time, salaried employee of AMRESCO, or AMRESCO's Subsidiaries.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (m)     "FAIR MARKET VALUE" shall be determined as follows:

                 (i) If, on the relevant date, the Shares, are traded on a national or regional securities exchange or on The Nasdaq Stock Market ("Nasdaq") and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal such securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

                 (ii) If, on the relevant date, the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the- counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

         (iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

         (n) "FINAL AWARD" means the actual award earned during a performance period by a Participant, as determined by the Committee at the end of the performance period pursuant to Article 7.

         (o) "INCENTIVE PAYMENT DATE" means the seventy-fifth (75th) day following the last day of the performance period during which the Final Award under Article 7 was earned, or such earlier date upon which Final Awards are paid to Participants.

         (p) "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         (q) "INSIDER" shall mean a Person who is, on the relevant date, a director, officer or ten percent (10%) beneficial owner of any class of AMRESCO's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         (r) "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         (s) "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 which is not intended to meet, or does not meet, the requirements of Code Section 422.

         (t) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         (u) "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

         (v) "PARTICIPANT" means an Employee, director or other Person who has been granted an Award which is outstanding.

         (w) "PERFORMANCE SHARE" means an Award granted to an Employee, as described in Article 7.

         (x)     "PERSON" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         (y) "PLAN YEAR" shall mean, for purposes of Article 7, AMRESCO's fiscal year which coincides with each calendar year during the term hereof.

         (z) "RETIREMENT" shall have the meaning ascribed to such term in the AMRESCO, INC. Retirement Savings and Profit Sharing Plan and Trust.

         (aa) "RESTRICTED STOCK" means an Award of restricted Shares granted in accordance with the terms of Article 8 and the other provisions hereof.

         (ab) "SHARES" means the shares of AMRESCO common stock, par value $0.05 per share.

         (ac) "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which AMRESCO has a fifty percent (50%) or greater voting interest.

ARTICLE 3.       ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Stock Option and Bonus Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are "non-employee directors" under Rule 16b-3 or any successor thereto under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         The Committee shall be comprised solely of non-employee directors who are eligible to administer the Plan pursuant to Rule 16b-3(b)(3) or any successor thereto under the Exchange Act. However, if for any reason any member of the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(b)(3) of the Exchange Act, the Board of Directors may appoint a new Committee member who complies with Rule 16b-3(b)(3).

         3.2 Authority of the Committee. Subject to the provisions hereof, the Committee shall have full power to select the Employees and other Persons who are responsible for the future growth and success of AMRESCO, who may include, without limitation, consultants, independent contractors or other providers of services to AMRESCO, who shall participate herein (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent herewith (including vesting provisions and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into hereunder; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided herein, including to establish different terms and conditions relating to the effect of the termination of employment or other service to AMRESCO. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration hereof. As permitted by law, the Committee may delegate its authority hereunder.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions hereof and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including AMRESCO, the stockholders, Employees, Participants and their estates and beneficiaries.


ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1     Number of Shares.  Subject to adjustment as provided in
Section 4.3, the total number of Shares available for grant of Awards shall be an aggregate of three million (3,000,000). These Shares may, in the discretion of AMRESCO, be either authorized but unissued Shares or shares held as treasury shares, including Shares purchased by AMRESCO.

         The following rules shall apply for purposes of the determination of the number of Shares available for grant hereunder;

                 (a) The grant of an option or Restricted Stock shall reduce the Shares available for grant hereunder by the number of shares subject to such Award.

                 (b) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Shares.

                 (c) While an Option, Restricted Stock or Performance Share is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

                 (d) In the event an Award is paid in the form of Shares or derivatives of Shares, the authorized pool shall be reduced by the number of Shares or Share derivatives paid to the Participant, as determined by the Committee.

                 (e) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2).

         4.2 Lapsed Awards. If any Award is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one (1) or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant hereunder.

         4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin- off, or other distribution of stock or property of AMRESCO, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of AMRESCO, such adjustment shall be made in the number and class of Shares which may be delivered hereunder, and in the number and class of and/or price of Shares subject to outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

         Any key Employee or Director of AMRESCO, or of any Subsidiary, including any such Employee who is also a director of AMRESCO, or of any Subsidiary, or any other Person, including consultants, independent contractors or other service providers, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of AMRESCO or any Subsidiary shall be eligible to receive an Award. In determining the Employees and other Persons to whom an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective Person, their present and potential contributions to the success of AMRESCO or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose hereof.

ARTICLE 6.  STOCK OPTIONS

         6.1     Grant of Options.

         (a) Eligible Persons other than Outside Directors. Subject to the terms and provisions hereof, Options may be granted to Employees or other Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that in the case of any ISO, only an Employee may receive such grant and the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which ISOs are exercisable for the first time by the Optionee during any calendar year (hereunder and under all other Incentive Stock Option Plans of AMRESCO and any Subsidiary) shall not exceed $100,000. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants.

         The maximum number of Options that a Named Executive Officer can be granted hereunder during any twelve month period is 300,000.

         (b)     Outside Directors.   Subject to the terms and provisions
hereof, Options shall be granted to Outside Directors as follows:

                 (i) Each Outside Director elected or appointed to the Board for the first time after February 25, 1997 shall be granted an NQSO to purchase 15,000 Shares on the date of such election or appointment; and

                 (ii) Each Outside Director upon his or her re-election at the first meeting of the stockholders to elect Directors following the expiration of the Triennial Period shall be granted an NQSO to purchase 15,000 Shares.

Each such Option shall have an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, shall have a term of ten (10) years and shall vest twenty percent (20%) on the date of grant and (20%) on each anniversary thereof. For purposes of this Section 6.1(b), the term "Outside Director" shall mean any Director that is not an employee of the Company or any Subsidiary. Further, the term "Triennial Period" shall mean, in respect of any Outside Director, the three year period beginning on the date of the last grant of Options to such Outside Director under Section 6.1(b), and ending three calendar years thereafter.

         6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified to be treated as an ISO (even if designated as an ISO) shall be a NQSO.

         6.3 Option Price. The Option Price for each grant of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the ISO is granted. In no event, however, shall any Participant, who at the time he would otherwise be granted an Option owns (within the meaning of Section 424(d) of the Code) stock of AMRESCO possessing more than ten percent (10%) of the total combined voting power of all classes of stock of AMRESCO be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. The price at which each Share covered by each NQSO shall be purchased by an Optionee shall be established by the Committee, but in no event shall such price be less than eighty-five percent (85%) of the Fair Market

Value (or such lower percentage of Fair Market Value as may be established by Internal Revenue Service rules or regulations as the limit for granting discounted stock options without causing immediate tax consequences to the Participant) of a Share on the date the Option is granted.

         6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of AMRESCO possessing more than ten percent (10%) of the total combined voting power of all classes of stock in AMRESCO, shall be exercisable not later than the fifth (5th) anniversary date of its grant.

         6.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions the Committee shall in each instance approve, which need not be the same for each grant or each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. Except as otherwise provided in the Award Agreement and Article 12, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

         6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to AMRESCO, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to AMRESCO in full either: (a) in cash, or (b) if approved by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, AMRESCO shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7 Termination of Employment Due to Death or Disability. Unless otherwise provided by the Committee in an Award Agreement, the following rules shall apply in the event of the Participant's termination of employment due to death or Disability. With respect to a Participant that is a non-employee director of AMRESCO or is otherwise not an Employee, the following references to employment shall be deemed to be references to service as a director or in such other capacity as is determined by the Committee:

                 (a) Termination by Death. In the event the Participant dies while actively employed, all outstanding Options granted to that Participant shall immediately vest and shall remain exercisable at any time prior to their expiration date, or for two (2) years after the date of death, whichever period is shorter, by (i) such Person(s) as shall have been named as the Participant's beneficiary, (ii) such Person(s) that have acquired the Participant's rights under such Options by will or by the laws of descent and distribution, (iii) the Participant's estate or representative of the Participant's estate or
         (iv) by a transferee of the Option who has acquired the Option in a transaction that is permitted by Section 6.9.

                 (b) Termination by Disability. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately vest as of the date the Committee determines the definition of Disability to have been satisfied and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter, by the Participant's duly appointed guardian or other legal representative.

                 (c) Employment Termination Followed by Death. In the event that a Participant's employment terminates by reason of Disability, and within the exercise period following such termination the Participant dies, then the remaining exercise period for outstanding Options shall be one (1) year following death. Such Options shall be exercisable by the Persons specified in subsection
         (a) above.

         6.8 Termination of Employment for Other Reasons. If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 6.7, all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to AMRESCO (and shall once again become available for grant hereunder). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

         In the event an Employee's employment is terminated by AMRESCO for Cause, or an Employee voluntarily terminates his employment, the rights under any then vested outstanding Options shall terminate immediately upon such termination of employment. If the Employee's employment is terminated by AMRESCO without Cause, any Options vested as of the date of termination shall remain exercisable at any time prior to their expiration date or for three (3) months after his date of termination of employment, whichever period is shorter.

         6.9 Limited Transferability. A Participant may transfer an Option to members of his or her Immediate Family, to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Award Agreement evidencing such Option expressly provides that the Option may be transferred and (ii) the Participant does not receive any consideration in any form whatsoever for said transfer thereof. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Award Agreement to the employment by or performance of services for AMRESCO by the Participant shall continue to refer to the employment of or performance by the transferring Participant. For purpose hereof, "Immediate Family" shall mean the Participant and the Participant's spouse, and their respective ancestors and descendants. Any Option that is granted pursuant to any Award Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and such Option thus shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 7.  PERFORMANCE SHARES

         7.1 Grant of Performance Shares. Subject to the terms hereof, Performance Shares may be granted to eligible Employees at any time and from time to time for no consideration, as shall be determined by the Committee.
The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that unless and until AMRESCO's stockholders vote to change the maximum number of Performance Shares that may be earned by any one Named Executive Officer (subject to the terms of Article 13), none of the Named Executive Officers may earn more than three hundred thousand (300,000) Performance Shares with respect to any performance period.

         7.2 Value of Performance Shares. Each Performance Share shall have a value equal to the Fair Market Value of a Share on the date the Performance Share is earned. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be earned by the Participants. The time period during which the performance goals must be met shall be called a "performance period." Performance periods shall, in all cases, equal or exceed two (2) years in length. The performance goals shall be established at the beginning of the performance period (or within such time period as is permitted by Code Section 162(m)).

         Unless and until AMRESCO's stockholders vote to change the general performance measures (subject to the terms of Article 13), the attainment of which shall determine the number of Performance Shares earned hereunder, the Committee will use one or more of the following performance measures for purposes of grants to Named Executive Officers: total shareholder return, return on assets, return on equity, earnings per share and ratio of operating overhead to operating revenue. Each Plan Year, the Committee, in its sole discretion, may select among the performance measures specified in this Section
7.2 and set the relative weights to be given to such performance measures. However, in the case of Participants who are not Named Executive Officers, the Committee may approve performance measures that are not specified in this
Section 7.2 without obtaining stockholder approval of such measures.

         In the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

         7.3 Earning of Performance Shares. After the applicable performance period has ended, the Committee shall certify the extent to which the established performance goals have been achieved. Subsequently, each holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee may, in its sole discretion, decrease the amount of a Final Award otherwise payable to a Participant under this Article 7. The Committee shall have no discretion, however, to increase the amount of a Final Award otherwise payable to a Named Executive Officer under this Article 7.

         7.4 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made, in a single lump sum, promptly but in no event later than the Incentive Payment Date. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which have, as of the close of the applicable performance period, an aggregate Fair Market Value equal to the value of the earned Performance Shares.

         7.5 Termination of Employment Due to Death, Disability or at the Request of AMRESCO Without Cause. In the event the employment of a Participant is terminated by reason of death, Disability or by AMRESCO without Cause during a performance period, the Participant shall receive a prorated payout with respect to the Performance Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the performance period, and shall further be adjusted based on the achievement of the established performance goals at the time of his termination.

         Payment of earned Performance Shares shall be made at the same time payments are made to Participants who did not terminate employment during the applicable performance period.

         7.6 Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 7.5, all Performance Shares shall be forfeited by the Participant to AMRESCO.

         7.7 Nontransferability. Unless the Committee provides otherwise in the Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's Performance Shares rights hereunder shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 8.  RESTRICTED STOCK

         8.1 Grants. The Committee may from time to time in its discretion grant Restricted Stock to Employees and may determine the number of Shares of Restricted Stock to be granted and the terms and conditions of, and the amount of payment, if any, to be made by the Employee for, such Restricted Stock. A grant of Restricted Stock may require the Employee to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Employee can purchase the Shares of Restricted Stock. Each grant of Restricted Stock will be evidenced by an Award Agreement containing terms and conditions not inconsistent herewith as the Committee shall determine to be appropriate in its sole discretion. Such Restricted Stock shall be granted subject to the restrictions prescribed pursuant hereto and the Award Agreement.

         8.2 Restricted Period; Lapse of Restrictions. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Committee otherwise provides, shall not be less than one (1) year. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include without limitation, (a) the death, Disability or Retirement of the Employee to whom Restricted Stock is granted or (b) the occurrence of a Change in Control. The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

         8.3 Rights of Holder; Limitations Thereon. Upon a grant of Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Employee shall be registered in the Employee's name and shall be held in custody by AMRESCO or a bank selected by AMRESCO for the Employee's account. Following such registration, the Employee shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and to vote such Restricted Stock, except that, the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:

                 (a) The Employee shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

                 (b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

                 (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all right of the Employee to such Restricted Stock shall terminate without further obligation on the part of AMRESCO unless the Employee has remained a full-time employee of AMRESCO or any of its Subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to AMRESCO without further action by the Employee, and shall, in accordance with Section 4.2, again be available for grant hereunder.

         With respect to any Shares received as a result of adjustments under
Section 4.3 and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8.

         8.4 Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. AMRESCO shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the holder thereof. Prior to or concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14.

         8.5 Nonassignability of Restricted Stock. Unless the Committee provides otherwise in the Award Agreement, no grant of, nor any right or interest of a Participant in or to any Restricted Stock, or in any instrument evidencing any grant hereunder, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9. BENEFICIARY DESIGNATION

         Each Participant hereunder may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by AMRESCO and shall be effective only when filed by the Participant, in writing, with AMRESCO during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

ARTICLE 10. DEFERRALS

         The Committee may permit a Participant to defer to another plan or program such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the satisfaction of any requirements or goals with respect to Performance Shares or the vesting of Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 11.  RIGHTS OF EMPLOYEES

         11.1 Employment. Nothing herein shall interfere with or limit in any way the right of AMRESCO or a Subsidiary to terminate any Participant's employment or engagement by AMRESCO at any time, nor confer upon any Participant any right to continue in the employ or service of AMRESCO or a Subsidiary. For purpose hereof, transfer of employment of a Participant between AMRESCO and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         11.2 Participation. No Employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

 ARTICLE 12.  CHANGE IN CONTROL

         Upon the occurrence of a Change in Control, except as provided in the Award Agreement or unless otherwise specifically prohibited by the terms of
Article 17.

                 (a) Any and all Options granted hereunder shall become fully vested and immediately exercisable;

                 (b) The target payout opportunity attainable under all outstanding Performance Shares shall be deem to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control, and all earned Performance Shares shall be paid out in accordance with Section 7.4 to Participants within thirty (30) days following the effective date of the Change in Control;

                 (c) All restrictions on a grant of Restricted Stock shall lapse and such Restricted Stock shall be delivered to the Participant in accordance with Section 8.4; and

                 (d) Subject to Article 13, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 13.  AMENDMENT, MODIFICATION AND TERMINATION

         13.1 Amendment Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

         13.2 Awards Previously Granted. No termination, amendment or modification hereof shall adversely affect in any material way any Award previously granted hereunder, without the written consent of the Participant holding such Award. The Committee, with the written consent of the Participant holding such Award, shall have the authority to cancel Awards outstanding and grant replacement Awards therefor.

         13.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is desired, all Awards shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards, the Committee may, subject to this Article 13, make any adjustments it deems appropriate.

ARTICLE 14.  WITHHOLDING

         14.1 Tax Withholding. AMRESCO shall have the power and the right to deduct or withhold, or require a Participant to remit to AMRESCO, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award.

         14.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event as a result of Awards granted hereunder which are to be paid in the form of Shares, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having AMRESCO withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Shares transactions by such Participants.

ARTICLE 15.  INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by AMRESCO against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be party or in which he or she may be involved by reason of any action taken or failure to act hereunder and against and from any and all amounts paid by him or her in settlement thereof, with AMRESCO's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give AMRESCO an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under AMRESCO's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that AMRESCO may have to indemnify them or hold them harmless.

ARTICLE 16.  SUCCESSORS

         All obligations of AMRESCO hereunder, with respect to Awards, shall be binding on any successor to AMRESCO, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of AMRESCO.

ARTICLE 17.  LEGAL CONSTRUCTION

         17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         17.2 Severability. In the event any provision hereof shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts hereof, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.4 Regulatory Approvals and Listing. AMRESCO shall not be required to issue any certificate or certificates for Shares hereunder prior to
(i) obtaining any approval from any governmental agency which AMRESCO shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange or Nasdaq on which AMRESCO's Shares may be listed and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulations of any governmental body which AMRESCO shall, in its sole discretion, determine to be necessary or advisable.

         Notwithstanding any other provision set forth herein, if required by the then-current Section 16 of the Exchange Act, any "derivative security": or "equity security" offered pursuant hereto to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

         17.5 Securities Law Compliance. With respect to Insiders, transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions hereof or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         17.6 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                 AMRESCO, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS



         The undersigned hereby appoints Robert H. Lutz, Jr., Robert L. Adair III, and L. Keith Blackwell as proxies, each with power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all shares of stock of AMRESCO, INC. standing in the name of the undersigned with all power which the undersigned would possess if present at the Annual Meeting of Stockholders of AMRESCO, INC. to be held May 28, 1997 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED HEREIN.

1.  ELECTION OF DIRECTORS
FOR ALL NOMINEES LISTED   [ ]     WITHHOLD AUTHORITY TO VOTE        [ ]      NOMINEES:  Robert L. Adair, III, John  J.
                                  FOR ALL NOMINEES LISTED                    McDonough, and Bruce W. Schnitzer
                                                             (INSTRUCTIONS: To withhhold authority for any individual nominee, write that nominees name in the space below)


2.  Amendment of Restated Certificate of Incorporation       3.  Adoption of 1997 Stock Option and Award Plan

FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]                   FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

4.  Appointment of Deloitte & Touche, LLP as auditors        5.  In their discretion the proxies are authorized
                                                                 to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]

                                                            Please sign exactly as your name appears.
                                                            When shares are held by joint tenants,
                                                            both should sign; When signing as attorney,
                                                            executor, administrator, trustee or guardian,
                                                            please give full title.

                                                            Date:                             , 1997
                                                                 -----------------------------



                                                           --------------------------------
                                                                    (Signature)

                                                            --------------------------------
                                                                    (Signature)

                                                            Please mark boxes in blue or black ink
                                                            with an X.

         PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.